EXHIBIT 11

1100 N. Tustin Avenue, 2nd floor Anaheim, CA 92807 Office: (714) 238-0000 E-Fax: (714) 451-4160 www.bycpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Buscar Company

We hereby consent to the inclusion in this Registration Report on Form 1-A of our report dated July 14, 2017 relating to the financial statements of Buscar Company for the year ended March 31, 2017, which is contained in Form 10-K, and of our report dated July 14, 2017.

/s/ Benjamin & Young, LLP

February 22, 2018

Anaheim, California